POWER OF ATTORNEY

   The undersigned officers and trustees of Franklin Templeton International Trust (the "Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LARRY L. GREENE (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement on Form N-1A under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933 covering the sale of shares by the Registrant under prospectuses becoming effective after this date, including any amendment or amendments increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

   The undersigned officers and trustees hereby execute this Power of Attorney as of this 16th day of April, 1998.


/s/Rupert H. Johnson                  /s/Charles B. Johnson
   Rupert H. Johnson, Jr.,               Charles B. Johnson,
   Principal Executive Officer           Trustee
   and Trustee

/s/Frank H. Abbott, III              /s/Harris J. Ashton
   Frank H. Abbott, III,                Harris J. Ashton,
   Trustee                              Trustee

/s/Harmon E. Burns                   /s/S. Joseph Fortunato
   Harmon E. Burns,                     S. Joseph Fortunato,
   Trustee                              Trustee

/s/Edith E. Holiday                  /s/Frank W.T. LaHaye
   Edith E. Holiday,                    Frank W. T. LaHaye,
   Trustee                              Trustee

/s/Gordon S. Macklin                 /s/Diomedes Loo-Tam
   Gordon S. Macklin,                   Diomedes Loo-Tam,
   Trustee                              Principal Accounting Officer

/s/Martin L. Flanagan
   Martin L. Flanagan,
   Principal Financial Officer